UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2005

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)

On May 6, 2005, management, after a review of the pertinent facts with the Audit Committee of the Company’s Board of Directors, concluded that the Company’s previously issued financial statements for the year ended December 31, 2004 contained in the Company’s Annual Report on Form 10-K and the Company’s interim period financial statements for 2004 contained in the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004 and September 30, 2004 should no longer be relied upon with respect to the matters described herein. The Company has determined that it is necessary to restate its earnings per share from continuing operations, the number of diluted average common shares outstanding, and comprehensive income (loss) for the 2004 periods contained in these reports. The restatement is required to correct errors arising from the Company’s failure to deduct dividends on its convertible preference stock issued in March 2004 from income from continuing operations when computing basic earnings per share from continuing operations pursuant to SFAS 128 and the Company’s failure to exclude such dividends from its calculation of comprehensive income (loss) pursuant to SFAS 130. In addition, as a result of the recalculation of basic earnings per share from continuing operations to reflect the dividends on the convertible preference stock, the technical application of the anti-dilution provisions of SFAS 128 also requires diluted earnings per share from continuing operations and the number of diluted average common shares outstanding to be restated. The restatement will have no effect on the Company’s basic and diluted earnings per share for the line items “Net income (loss) available to common shareholders” and “Discontinued Operations” for the annual and quarterly periods in 2004 as the calculations for these periods were correct as previously reported. The Company intends to file an amended Annual Report on Form 10-K/A and amended Quarterly Reports on Form 10-Q/A as soon as practicable following the filing of this Current Report on Form 8-K. The above described errors also occurred in the quarter ended March 31, 2004, but the Company has concluded that the impact is immaterial and therefore does not require a restatement of the Quarterly Report on Form 10-Q for that quarter.

The impact of the restatement is shown in the following tables:

Comprehensive income (loss)	2004 As originally reported	2004 As restated
(in thousands)
For the year ended December 31, 2004	$ (8,849)	$ (5,646)
For the three months ended December 31, 2004 (unaudited)	(663)	457
For the three months ended September 30, 2004 (unaudited)	(9,483)	(8,330)
For the nine months ended September 30, 2004 (unaudited)	(8,186)	(6,103)
For the twelve months ended September 30, 2004 (unaudited)	(2,803)	(720)
For the three months ended June 30, 2004 (unaudited)	(6,726)	(5,858)
For the six months ended June 30, 2004 (unaudited)	1,297	2,227
For the twelve months ended June 30, 2004 (unaudited)	(18,149)	(17,219)

Earnings per Share, Income from continuing operations	2004 As originally reported	2004 As restated
(in thousands, except per share amounts)

For the year ended December 31, 2004
Basic	$0.15	$0.03
Diluted	0.12	0.03
Diluted Average Common Shares Outstanding	33,726	28,296

For the three months ended December 31, 2004 (unaudited)
Basic	$0.08	$0.04
Diluted	0.06	0.04

For the three months ended September 30, 2004 (unaudited)
Basic	$(0.26)	$(0.30)
Diluted	(0.26)	(0.30)

For the nine months ended September 30, 2004 (unaudited)
Basic	$0.07	-
Diluted	0.06	-

For the twelve months ended September 30, 2004 (unaudited)
Basic	$0.31	$0.24
Diluted	0.28	0.24

For the three months ended June 30, 2004 (unaudited)
Basic	$(0.13)	$(0.16)
Diluted	(0.13)	(0.16)

For the six months ended June 30, 2004 (unaudited)
Basic	$0.33	$0.30
Diluted	0.30	0.30

For the twelve months ended June 30, 2004 (unaudited)
Basic	$0.36	$0.32
Diluted	0.34	0.32

For the six months ended June 30, 2004 (unaudited)[1]
Diluted earnings per share from loss from discontinued operations	$(0.25)	$(0.23)
Diluted earnings per share from net income available to common shareholders	0.04	0.07

1   For the six-month period ended June 30, 2004, the Company is also required to restate diluted earnings per share from discontinued operations and diluted earnings per share from net income available to common shareholders. In accordance with SFAS 128, because the Company had income from continuing operation during the six-month period ended June 30, 2004, this period becomes the control period for determining whether potentially issuable common shares would be dilutive or anti-dilutive. Accordingly, the same number of potentially issuable common shares that is used in computing the dilutive per share amounts for income from continuing operations during this period must be used in computing all other diluted per share amounts during this period, regardless of whether these amounts would be anti-dilutive to these respective basic per share amounts. The six-month period ended June 30, 2004, is the only period in which this situation occurred.

Management and the Audit Committee of the Company’s Board of Directors have discussed the matters contained in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

In connection with the restatement, management also will revise its report on internal control over financial reporting, which will be included in the Company’s Form 10-K/A, to disclose a material weakness as of December 31, 2004, in its internal control over financial reporting with respect to the accounting for dividends on its preference stock as it relates to the calculation of earnings per share from continuing operations and the calculation of comprehensive income (loss). As a consequence of the identification of this material weakness, management has concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2004. Management has begun taking corrective actions to remediate the material weakness. The Company will design, document and test additional controls over the preparation and review of these calculations.

Item 9.01    Financial Statements and Exhibits.

            Exhibit 99.1     Press Release issued May 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.

Date: May 6, 2005	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Form 8-K
May 6, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Press Release issued May 6, 2005.	x